Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

VALENS SEMICONDUCTOR LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, no par value per share, underlying warrants to purchase Ordinary Shares	457(c)	9,080,000(4)	$8.09	$73,457,200(3)	0.0000927	$6,809.48

Fees Previously Paid								$6,809.48

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$73,457,200		$6,809.48

	Total Fees Previously Paid							$6,809.48

	Total Fees Offsets

	Net Fee Due							$0.00

(1)	The securities are being registered solely in connection with the resale of Ordinary Shares of Valens Semiconductor Ltd., no par value per share (the “Ordinary Shares”).
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on October 5, 2021, as reported on The New York Stock Exchange, which was approximately $8.09 per share.

(4)

5,750,000 Ordinary Shares issuable upon the exercise of the public warrants (as defined in the registration statement) and the resale of up to 3,330,000 Ordinary Shares issuable upon the exercise of the private placement warrants (as defined in the registration statement).